UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania	19044

(Address of Principal Executive Offices)	(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 –Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signatures
FORM OF RESTRICTED STOCK UNIT AGREEMENT (CLIFF VESTING)
FORM OF RESTRICTED STOCK UNIT AGREEMENT (QUARTERLY VESTING)
LETTER AGREEMENT DATED MARCH 3, 2005 BY AND BETWEEN NEOSE TECHNOLOGIES, INC AND C. BOYD CLARKE
LETTER AGREEMENT DATED MARCH 3, 2005 BY AND BETWEEN NEOSE TECHNOLOGIES, INC AND JOSEPH J. VILLAFRANCA, PH.D.

Item 1.01 –Entry Into a Material Definitive Agreement.

Modification of Employee Bonus Program, Salaries, and Directors Compensation

     In order to align the interests of management and stockholders, and as part of a broader program to conserve cash, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Neose Technologies, Inc. (the “Company”) which administers the Company’s bonus program (the “Program”), has modified the Program for all of its officers and has adjusted salaries to reduce cash payments. The Committee did not change any of the terms of the Program with regard to employees who are not officers. In addition, the form of payment of compensation to the members of the Board has been modified to reduce cash payments.

   Employee Bonus Program

     The Program Prior to Modification

     Under the Program, each employee is eligible to receive a target bonus expressed as a percentage of his or her base salary for the year. For employees with less than one year of service, the bonus will be pro-rated based on the actual base pay earnings during the bonus year.

     In 2004, the target bonus percentage was 50% for the Company’s Executive Vice Presidents and Senior Vice Presidents and 75% for the Company’s Chief Executive Officer. For employees other than the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents, the target bonus percentage for 2004 ranged from 2% to 35%, depending on level. The target amount reflects the presumptive bonus payable by the Company if applicable performance objectives are fully achieved. The Committee has the discretion to pay a bonus above or below the target level based on its rating of the Company’s and the employee’s performance relative to objectives.

     Modification of 2004 Bonus Awards for Officers

     At a meeting held on March 3, 2005 (the “Meeting”), the Committee decided that the 2004 bonus award to the Company’s Chief Executive Officer would be paid solely in restricted stock units (“RSUs”), granted at the Meeting, instead of cash, and that 2004 bonus awards to officers (except the Company’s Chief Executive Officer) would be payable 50% in cash and 50% in RSUs, granted at the Meeting. The terms of the RSUs are substantially similar to those contained in the form of Restricted Stock Unit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. An RSU is a contractual right to the delivery of shares of the Company’s common stock at a future date. The RSUs will not vest until the first anniversary of the grant, and will not be distributed until 18 months from grant, subject to the occurrence of certain events. The number of RSUs granted for this purpose was determined by dividing the dollar amount of the bonus to be paid in the form of RSUs by $3.90, which was the closing price of the Company’s common stock on March 3, 2005, the date of grant. Employees who are not officers will receive their 2004 bonus awards entirely in cash in accordance with the existing Program.

     At the Meeting, the Committee approved and granted to the executive officers listed below the following bonus awards for the year ended December 31, 2004 in amounts that reflected the progress made in the Company’s proprietary drug programs, the Company’s partnership activities, and in meeting most of the Company’s operational and financial objectives (amounts are rounded to the nearest dollar or share):

			RSU Portion
			of Bonus
		Cash Portion	(in # of shares of
Executive Officer	Total Bonus	of Bonus	common stock)
C. Boyd Clarke	$253,125	—	64,904
A. Brian Davis	$55,123	$27,562	7,067
Robert I. Kriebel	$103,500	$51,750	13,269
Debra J. Poul	$97,807	$48,904	12,539
George Vergis	$90,433	$45,217	11,594
Joseph J. Villafranca	$109,368	$54,684	14,022
David A. Zopf	$99,179	$49,590	12,715

     Modified Future Bonus Awards

     The Committee decided at the Meeting that, as part of the larger program to reduce cash consumption, 2005 bonuses for officers will be paid in full by the award of RSUs instead of cash in amounts determined by the Committee. For 2005 only, each officer’s target will be increased by 25% to compensate for the change from cash to RSUs. The reasons for this increase include: the importance of the corporate and individual objectives of the officers to the realization of the Company’s strategy; the elimination of the cash component originally included in the existing Program; the increased risk of loss stemming from delayed vesting; and the general lack of liquidity for officers after distribution of the stock. Thereafter, for future years, barring future action by the Committee, bonuses will be paid in cash. It is expected that any RSUs granted in the future, including 2005 bonuses, will be on terms substantially similar to those contained in the forms of Restricted Stock Unit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

     2005 Bonus Objectives

     Although certain terms of the Program have been changed by the Committee for officers for 2005, bonus calculations for all employees (including officers) will continue to be based upon both corporate and individual objectives. For 2005, the corporate objectives set and approved by the Board are (1) the completion of preclinical development and the submission of an Investigational New Drug application (or equivalent) for the Company’s NE-180 (GlycoPEG-

EPO) and GlycoPEG-GCSF, (2) commencing and completing Phase I clinical trials for NE-180, (3) commencing production scale-up to commercial levels for NE-180, and (4) achieving certain partnership, developmental, operational and financial milestones. For 2005, each employee also has individual objectives that are designed to support the corporate objectives, and vary by department and individual.

     Bonuses will be appropriately reduced if the Company is not successful in meeting its corporate objectives or increased if the Company accomplishes substantially more than its objectives. If the Company does not meet any of its corporate objectives, no bonuses will be awarded. The Committee is responsible for determining if the Company has met its corporate objectives and rating the Company’s performance to determine the amount of bonuses warranted.

     If an employee does not meet or exceed expectations in the performance of his or her individual objectives, the bonus will be either reduced or eliminated, regardless of whether the Company has met its corporate objectives. To determine the bonuses to be awarded, each employee’s performance is rated on an annual basis. Bonuses are then determined by taking into account the individual and corporate performances to objectives. Bonuses, if any, are awarded during the first quarter of the year immediately following the year being measured.

   Adjustment of Officer Base Salaries

     As an additional part of the Company’s cash reduction program, the Committee also decided to reduce the base salary levels of all of the Company’s officers for the period from March 1, 2005 through February 28, 2006 (the “2005 Period”) and set a minimum level of base salary for each of them for the period from March 1, 2006 through February 28, 2007 (the “2006 Period”). The salary for each officer for the 2005 Period will be 10% lower than his or her base salary on February 28, 2005. In connection with these reductions, at the Meeting, the Committee granted to each officer a one-time award of RSUs. The number of RSUs granted for this purpose was determined with reference to the 10% reduction and forgone merit increases, and the closing price of the Company’s common stock on March 3, 2005, the date of grant . The RSUs were granted on terms substantially similar to those contained in the forms of Restricted Stock Unit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

     For the 2006 Period, the Committee intends to set each officer’s base salary at a level no less than 104% of his or her base salary on February 28, 2005. Actual base salary levels for each officer for the 2006 Period and future periods will be determined by the Committee prior to the beginning of each period.

Amendment to Certain Employment Agreements

     The changes to the Program and the adjustment of base salaries described above will constitute amendments to the employment agreement of C. Boyd Clarke, the Company’s President, Chief Executive Officer and Chairman. The amendments are embodied in a letter agreement by and between the Company and Mr. Clarke dated March 3, 2005. There are no material terms, and no amendments to Mr. Clarke’s employment agreement, contained in the letter agreement other than the changes to the Program and the adjustment of Mr. Clarke’s base salary as described in this Current Report on Form 8-K. The letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.3.

     The changes to the Program and the adjustment of base salaries described above will constitute amendments to the employment agreement of Joseph J. Villafranca, Ph.D., the Company’s Executive Vice President of Pharmaceutical Development and Operations. The amendments are embodied in a letter agreement by and between the Company and Dr. Villafranca dated March 3, 2005. There are no material terms, and no amendments to Dr. Villafranca’s employment agreement, contained in the letter agreement other than the changes to the Program and the adjustment of Dr. Villafranca’s base salary as described in this Current Report on Form 8-K. The letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.4.

Director Compensation

     At the Meeting, the Committee also decided to compensate the Company’s non-employee directors at the same level as in 2004. Each non-employee director is entitled to receive an annual retainer of $14,000. In addition to the annual retainer for being a director, each non-employee director who serves on Board committees will receive the following annual retainers and fees for each meeting attended by the director:

Committee/Position	Retainer	Meeting Fee
Audit Committee
Chair	$8,000	$3,000
Member	$4,000	$1,500
Corporate Governance, Compensation and Scientific Review Committees
Chair	$4,000	$2,000
Member	$2,000	$1,000

     One-half of the annual retainer for each director will be paid in RSUs to conserve cash. Each of the annual committee retainers and meeting fees payable to a non-employee director may be satisfied in cash, by the grant of RSUs with respect to a number of shares of the Company’s common stock with a value equal to the amount due (determined with reference to the closing price of the Company’s common stock at or about the date of the grant), or by a combination of cash and RSUs. Except for vesting, which will occur immediately upon grant, it is expected that any RSUs granted will be on terms substantially similar to those contained in the form of Restricted Stock Unit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

     In addition to the retainers, consistent with the Company’s existing director compensation policy, each non-employee director will receive, as the case may be, an option to purchase 30,000 shares of the Company’s common stock upon initial election to the Board and an additional option to purchase 10,000 shares of the Company’s common stock upon re-election to the Board.

     Directors who are also employees of the Company receive no additional compensation for serving as a director or as a member of any committee of the Board.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Restricted Stock Unit Agreement (cliff vesting) between Neose Technologies, Inc. and Certain Employees, Officers and Directors.

10.2	Form of Restricted Stock Unit Agreement (quarterly vesting) between Neose Technologies, Inc. and Certain Employees, Officers and Directors.

10.3	Letter Agreement dated March 3, 2005 by and between Neose Technologies, Inc. and C. Boyd Clarke.

10.4	Letter Agreement dated March 3, 2005 by and between Neose Technologies, Inc. and Joseph J. Villafranca, Ph.D.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Neose Technologies, Inc.
Date: March 3, 2005	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer